UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 20, 2024

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 S. Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2024, Golden Matrix Group, Inc. (the “Company”, “we” and “us”), entered into a Share Exchange Agreement (the “Exchange Agreement”), with Classics Holdings Co. Pty Ltd., an Australian proprietary limited company (“Classics”), and NJF Exercise Physiologists Pty Ltd (“NJF”) and Think Tank Enterprises Pty Ltd (“Think Tank”, and collectively with NJF, the “Shareholders”), the shareholders of Classics.

Classics, through its wholly-owned subsidiary, Classics for a Cause Pty Ltd (“Classics for a Cause”),  is an independent online trade promotions company in Australia, which operates a well-established business-to-consumer (B2C) platform that offers paid members access to a wide range of discounts from retailers across Australia. Classics for a Cause rewards its members with free entries into promotional giveaways, which feature luxury and classic motor vehicles, exotic motor vehicles, caravans, jet skis, boats, and exclusive holiday experiences.

Pursuant to the Exchange Agreement, the Shareholders agreed to exchange 80% of the outstanding capital stock of Classics (the “Exchange” and the “Classics Stock”) with the Company in consideration for cash and stock of the Company. Specifically, in consideration for the Classics Stock, we agreed to pay the Shareholders, pro rata with their ownership of Classics:

(i) 810,390 shares of the Company’s common stock at Closing (defined below)(the “Closing Shares”);

(ii) 6,780,000 Australian dollars (AU$) at Closing (approximately $4,407,000 United States dollars (“US$”);

(iii) AU$33,808 representing 80% of the agreed value of the net assets of Classics on the effective date as set forth herein (approximately US$21,975);

(iv) up to an additional AU$500,000 (approximately US$325,000)(the “Holdback Cash”); and

(v) the right to certain earnout payments as discussed below.

The parties agree that each share of Company common stock issued to the Shareholders pursuant to the Exchange Agreement would be deemed to have a value of AU$3.85 per share (the “AU$ Agreed Value”) and US$2.51 (the “US$ Agreed Value”).

The Closing Shares are subject to a true-up in the event the closing sales price of the Company’s common stock on the Nasdaq Capital Market on the date that is 180 days following the closing date (or if such date is not a business day, the last closing price of the Company’s common stock prior to such day) is less than the closing price of the Company’s common stock on the Nasdaq Capital Market on the closing date (or if such date is not a business day, the last closing price of the Company’s common stock prior to such day), the Shareholders are due additional compensation from the Company in an amount equal to the difference between the two closing prices, multiplied by the total Closing Shares (the “True-Up Amount”). At the Company’s option, the True-Up Amount can be paid in cash or shares of common stock of the Company (“True-Up Shares”), or any combination thereof. If shares of common stock are issued in connection with the satisfaction of the True-Up Amount they are to be valued based on the US$ Agreed Value.

2

The Holdback Cash is to be released to the Shareholders, if (and only if) the Company determines, within six (6) months after the Closing Date (defined below) that the Shareholders have not defaulted in, or breached, any of their obligations, covenants or representations under the Exchange Agreement and/or under the Shareholders Agreement (defined below).

The Shareholders may also earn additional cash and stock consideration (“Earnout Shares”) based on Classics’ total net profit (as calculated as set forth in the Exchange Agreement) from the Closing Date until June 30, 2025 (the “Earnout Period”), pursuant to the schedule below:

Net Profit For the Earnout Period	Earnout Cash	Earnout Shares
Under AU$2,500,000.00	AU$0	0
Between AU$2,500,000.00 and AU$3,000,000.00	AU$910,000	100,996
Between AU$3,000,000.01 and AU$3,500,000.00	AU$1,820,000	201,992
Over AU$3,500,000.01	AU$2,184,000	242,391

Notwithstanding the above, earnout consideration is only due to the Shareholders, if the Company determines on June 30, 2025, that the Shareholders have not defaulted in, or breached, any of their obligations, covenants or representations under the Exchange Agreement and/or under the Shareholders Agreement.

Pursuant to the Exchange Agreement, each of the Shareholders agreed that for a period of two years following the Closing, except through Classics or Classics for a Cause, that neither would compete against the Company in Australia, the United Kingdom or the United States, in connection with any product or service offered by, researched by, or developed by, the Company, Classics or Classics for a Cause, at any time during the two years prior to the applicable date of determination, in the betting and gambling industry.

Think Tank also agreed that it would not sell or otherwise transfer any shares of the Company which it receives pursuant to the terms of the Exchange Agreement for a  period of one year following the Closing Date, except pursuant to certain limited exceptions.

The Exchange Agreement includes representations and warranties, indemnification obligations, and confidentiality obligations of the parties, customary with a transaction of the size and type as the Exchange Agreement.

The closing of the transactions contemplated by the Exchange Agreement (the “Closing”) is subject to customary closing conditions including the satisfactory outcome of due diligence by the Company; and the entry into the Shareholders Agreement.

The Company anticipates the closing of the Exchange occurring next week, if not sooner, the date of such closing, as applicable, the “Closing Date”. The effective date of the Exchange will be August 1, 2024.

The closing of the Exchange is required to occur prior to August 21, 2024. The Exchange Agreement can be terminated at any time prior to closing, with the mutual consent of the Company and Classics; by a non-breaching party after thirty days’ notice of the breach of the agreement to the breaching party, and failure to cure such breach within 30 days (which under certain circumstances can be extended for an additional 15 days); by a party if the closing has not occurred prior to such required closing date (subject to certain requirements); by the Company or a simple majority of the Shareholders, in the event certain requirements to closing become incapable of fulfillment and have not been waived by such party; by a party (including the Shareholders, with consent of a simple majority of the Shareholders), if there (i) is any actual or threatened action or proceeding before any court or any governmental body which seeks to restrain, prohibit, or invalidate the transactions contemplated by the Exchange Agreement which makes it inadvisable to proceed with the Exchange; or (ii) any of the transactions contemplated by the Exchange Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

3

The Shareholders agreed to only operate Classics in the ordinary course of business prior to Closing.

The Exchange Agreement also required that the Shareholders and the Company enter into a Shareholders Agreement (the “Shareholders Agreement”), which (a) prohibits the sale or transfer of any shares of Classics without the consent of shareholders who collectively own and can vote more than 50% of all shares of Classics (a “Majority In Interest”, i.e., the Company following the Closing), subject to certain customary exceptions to affiliates of the shareholder who agree to be bound by the Shareholders Agreement; (b) provides the Company with a buyout right beginning on the Closing Date and ending on the two year anniversary of the Closing Date, exercisable upon written notice from the Company to the Shareholders, which provides the Company the right to purchase all, but not less than all, of the shares of Classics then held by the Shareholders (i.e., the 20% of Classics retained by such Shareholders following the Closing) for an aggregate purchase price equal to 20% of the product of (i) Classics’ then most recent three-month trailing net profits, multiplied by (ii) the Buyout Multiplier (defined below), multiplied by (iii) four (the “Buyout Price”), which is payable 70% in cash and 30% in shares of Company common stock (“Buyout Shares”), valued at the greater of (1) the 30 day volume weighted average stock price; and (2) $1.75 per share (the “Buyout”); (c) provides each shareholder of Classics, except as otherwise agreed by a Majority In Interest or subject to certain customary permitted transfer rights, a right of first refusal to purchase any shares of Classics which any shareholder desires to transfer, at the price that they are offered to be transferred or (i) the value of the applicable shares mutually agreed upon between the applicable offering shareholder (or his or her representative, as applicable), if any, and Classics, or all of the remaining shareholders, as applicable, or (ii) if the applicable parties cannot agree, the value of such shares as determined in good faith by a Majority In Interest; (d) includes drag along rights, requiring minority shareholders to be dragged along in any change of control transaction; (e) provides for certain buyout rights in the event of the death or incapacity of an individual shareholder; and (f) provides that certain transactions involving Classics can only be affected with approval of a Majority In Interest.

“Buyout Multiplier” means a whole number from 5 to 7, calculated as provided in the table below, with such Buyout Multiplier being the number in the “Buyout Multiplier” column below which corresponds to the actual calculation of the three month trailing net profits of Classics (as calculated as set forth in the Shareholders Agreement) for the applicable period, based on the “Three-Month Trailing Net Profit” column below:

Three-Month Trailing Net Profit	Buyout Multiplier
Less than AU$3,000,000.00	5
Between AU$3,000,000.01 and AU$4,500,000.00	6
More than AU$4,500,000.00	7

The Shareholders Agreement also provides for the business and affairs of Classics and Classics for a Cause to be governed by a board of directors consisting of at least three persons. The number of members on the board may be increased (but not decreased) with the consent of a Majority In Interest. The initial directors of Classics will be (1) Thomas Bailey, a representative of one of the Shareholders, (2) Anthony Brian Goodman, the Company’s Chief Executive Officer and Director, and (3) Brett Goodman, an employee of the Company and Mr. Anthony Brian Goodman’s son.

The Shareholders Agreement remains in full force and effect until Classics and a Majority In Interest, agree in writing to its termination or until the first to occur of (i) offering of shares of Classics pursuant to a registration statement effective under applicable law; (ii) the purchase by one shareholder of all the issued and outstanding shares of Classics; or (iii) the dissolution, bankruptcy or receivership of Classics.

4

The representations, warranties and covenants of each party set forth in the Exchange Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Exchange Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

The foregoing description of the Exchange Agreement and Shareholders Agreement above, is subject to, and qualified in its entirety by, the Exchange Agreement and Shareholders Agreement, attached as Exhibit 2.1 and Exhibit 10.1, hereto, respectively, which are incorporated into this Item 1.01 by reference in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the 810,390 Closing Shares, the True-Up Shares, to the extent due and issued, the Earnout Shares, to the extent due and issued, and to the extent that the Company desires to affect a Buyout in the future, the Buyout Shares, are intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing offer, sales and planned issuances were/will not involve a public offering, the recipients have confirmed that they are “accredited investors”, and the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 8.01. Other Events.

On August 20, 2024, the Company published a press release announcing the entry into the Exchange Agreement. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Forward- Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Annual Reports on Form 10-K and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

5

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*#	Share Exchange Agreement dated August 16, 2024, by and between Golden Matrix Group, Inc., Classics Holdings Co. Pty Ltd. and the Shareholders of Classics Holdings Co. Pty Ltd.
10.1*	Shareholders Agreement dated August 16, 2024, by and between Golden Matrix Group, Inc. and the other Shareholders of Classics Holdings Co. Pty Ltd.
99.1**	Press release dated August 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Golden Matrix Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: August 20, 2024	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

7